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FOR IMMEDIATE RELEASE

China Energy Recovery to Present at
SIG Second Annual Beijing Management Summit

SHANGHAI, CHINA - September 9, 2008 - China Energy Recovery, Inc. (OTCBB: CGYV) ("China Energy Recovery" or "CER"), a leader in the waste-heat recovery sector of the alternative energy industry, today announced that the company will be presenting at the SIG Second Annual Beijing Management Summit. The conference is to be held on September 10 - 12, 2008 at Grand Hyatt Hotel in Beijing, China.

Presenting at the SIG conference will be Mr. James Zhao, who is joining China Energy Recovery to serve as CTO of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co., Ltd., an operating affiliate of CER. Mr. Zhao possesses a long and distinguished technical and sales career in the chemicals industry, most recently with Ashland (China) Company Ltd., a leading U.S. specialty chemicals company. Prior to Ashland, Mr. Zhao spent many years with Monsanto (China), where he worked closely with China Energy Recovery and its waste-heat recovery systems.

“We are very fortunate to have such a highly qualified addition to our team in James Zhao, and we’re pleased that he’ll be able to represent CER at such a prestigious conference,” stated Mr. Qinghuan Wu, CEO of China Energy Recovery.

China Energy Recovery will present at 9:00 am Beijing time on September 10, 2008. Mr. Qinghuan Wu, CEO of China Energy Recovery, and Mr. James Zhao will be available to answer questions and have one-on-one meetings with investors and analysts during the three-day conference.

James Zhao, CTO, joins China Energy Recovery from a position as National Sales Manager for Ashland (China) Company Ltd., a leading US specialty chemical company. Mr. Zhao was responsible for the Sales & Marketing for the unsaturated resin in China as well as the daily operation of the Performance Material Division. During this time, Ashland Performance Material business in China grew more than 600%. Prior to joining Ashland, Mr. Zhao worked for many years at Monsanto (China), a leading US chemical company, specializing in sulfuric acid processes. Mr. Zhao successfully sold several projects including the Zhangjiagang 3,000mtpd sulfuric acid plant with heat recovery system. Mr. Zhao earned a master’s degree in Business Administration from Washington University and his Bachelor of Science Degree in Fine Chemicals from the East China University of Chemical and Technology.

What is Waste Heat Energy Recovery?

Industrial facilities and power plants release significant amounts of excess heat into the atmosphere in the form of hot exhaust gases or high-pressure steam. Energy recovery is the process of recovering vast amounts of that wasted energy and converting it into usable electricity, dramatically lowering energy costs. Energy recovery systems are also capable of capturing the majority of carbon emissions and other harmful pollutants that would otherwise be released into the environment. It is estimated that energy recovery systems installed in U.S. industrial facilities could produce up to 20% of U.S. electricity needs without burning any additional fossil fuel, and could help many industries to meet stringent environmental regulations.

About China Energy Recovery, Inc.

CER is an international leader in energy recovery systems, with a primary focus on the Chinese market. CER's technology captures industrial waste energy to produce low-cost electrical power, enabling industrial manufacturers to reduce their energy costs, shrink their emissions footprint, and generate sellable emissions credits. CER has deployed its systems throughout China and in such international markets as: Egypt, Turkey, Korea, Vietnam and Malaysia. CER focuses on numerous industries in which a rapid payback on invested capital is achieved by its customers, including: chemical, petro-chemicals, refining (including Ethanol refining), coke processing, and the manufacture of paper, cement and steel. CER continues to invest in R&D and plans to build China's first state-of-the-art energy recovery system research and fabrication facility to allow it to meet the increased demand for its products and services. For more information on CER, please visit: http://www.chinaenergyrecovery.com/s/Home.asp. Information on CER's website does not comprise a part of this press release.

Forward-Looking Statement Disclaimer

This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors that CER believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of CER and may not materialize, including, without limitation, the efficacy and market acceptance of CER's products and services, and CER's ability to successfully complete construction of the projects in Malaysia and the Congo and to adapt its energy recovery systems for use in the biofuel industry. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors. Furthermore, CER does not intend (and is not obligated) to update publicly any forward-looking statements, except as required by law. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in CER's recent filings with the SEC, including CER's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2008.

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